Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. § 1350

(SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)

I, David Ly, Chief Executive Officer (principal executive officer) of Iveda Solutions, Inc. (the “Registrant”), certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 Chief Executive Officer and Chairman of the Sarbanes-Oxley Act of 2002, that, based upon a review of the Quarterly Report on Form 10-Q for the period ended September 30, 2015 of the Registrant (the “Report”):

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date: November 16, 2015

/s/ David Ly
David Ly
Chief Executive Officer and Chairman
(Principal Executive Officer)

This certification accompanies the Quarterly Report on Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Iveda Solutions, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Quarterly Report on Form 10-Q), irrespective of any general incorporation language contained in such filing.